As filed with the Securities and Exchange Commission on March  24, 1999
                                                      Registration No. 333-____
===============================================================================

===============================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM S-8
                      REGISTRATION STATEMENT

                              Under
                    The Securities Act of 1933



                          NETOPIA, INC.

      (Exact name of registrant as specified in its charter)

          Delaware                                 3661                       94-3033136
(State or other jurisdiction           (Primary Standard Industrial          (IRS Employer
of incorporation or organization)       Classification Code Number)       Identification No.)

                            2470 Mariner Square Loop
                           Alameda, California 94501

              (Address of principal executive offices) (Zip Code)



                                    NETOPIA, INC.

                                1996 Stock Option Plan
                             Employee Stock Purchase Plan

                              (Full title of the Plans)


                                    Alan B. Lefkof
                        President and Chief Executive Officer
                                    NETOPIA, INC.
                               2470 Mariner Square Loop
                              Alameda, California 94501

                       (Name and address of agent for service)
                                    (510) 814-5100

            (Telephone number, including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE

=====================================================================================================================

Title of                                               Proposed Maximum     Proposed Maximum
Securities                         Amount              Offering             Aggregate
to be                              to be               Price                Offering             Amount of
Registered                         Registered (1)      per Share (2)        Price (2)            Registration Fee
------------------------------     --------------      ----------------     ----------------     ----------------
1996 Stock Option Plan
----------------------
Options                            1,123,087           N/A                   N/A                 N/A
Common Stock (par value $.001)     1,123,087           $7.75                 $8,703,925          $2,420

Employee Stock Purchase Plan
------------------------------
Common Stock (par value $.001)       150,000           $7.75                 $1,162,500          $323
=====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Netopia, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Netopia, Inc. as reported on the Nasdaq National Market on March 22, 1999.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Netopia, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         a The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

         b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998; and

         c. The Registrant's Registration Statement No. 0-28450 on Form 8-A filed with the SEC on May 3, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits

Exhibit
Number        Exhibit
-------       -------

4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-28450 on Form 8-A, together with amendments thereto, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1          Consent of KPMG LLP, Independent Auditors.
23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.  Undertakings
         ------------

                      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option Plan and Employee Stock Purchase Plan.

                      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on this 23rd day of March, 1999.

                                       NETOPIA,  INC.


                                       By: /s/Alan Lefkof
                                           ----------------------------------
                                           Alan B. Lefkof
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Netopia, Inc., a Delaware corporation, do hereby constitute and appoint Alan B. Lefkof and James A. Clark, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                Date
---------                    -----                                ----

/s/Alan Lefkof               President and Chief                  March 23, 1999
---------------------        Executive Officer
Alan B. Lefkof               and Director
                             (Principal Executive Officer)

/s/James A. Clark            Vice President and                   March 23, 1999
---------------------        Chief Financial Officer
James A. Clark               (Principal Financial and
                             Accounting Officer)

Signature                    Title                                Date
---------                    -----                                ----

                             Director                             March 23, 1999
---------------------
Reese M. Jones



/s/David F. Marquardt        Director                             March 23, 1999
---------------------
David F. Marquardt



/s/James R. Swartz           Director                             March 23, 1999
---------------------
James R. Swartz

                                  EXHIBIT INDEX


Exhibit
Number        Exhibit

4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-28450 on Form 8-A, together with amendments thereto, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.
5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1          Consent of KPMG LLP, Independent Auditors.
23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.